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                                                                   EXHIBIT 11.1

                               W. R. GRACE & CO.

 WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATIONS

     The weighted average number of shares of common stock outstanding were as follows:

                                                                         (IN THOUSANDS)
                                                                  -----------------------------
                                                                   1995       1994       1993
                                                                  -------    -------    -------
Weighted average number of shares of common stock
  outstanding..................................................    95,822     93,936     91,461
                                                                  =======    =======    =======

     Income used in the computation of earnings per share was as follows:

                                                                   (IN THOUSANDS, EXCEPT PER
                                                                            SHARE)
                                                                -------------------------------
                                                                 1995        1994        1993
                                                                -------    --------    --------
Net income...................................................   $96,897    $102,217    $103,772
Dividends paid on preferred stocks...........................      (522)       (522)       (527)
                                                                -------    --------    --------
Income used in per share computation of earnings and in per
  share computation of earnings assuming full dilution.......   $96,375    $101,695    $103,245
                                                                =======    ========    ========
Earnings per share...........................................   $  1.01    $   1.08    $   1.12

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                                W.R. GRACE & CO.

                     WEIGHTED AVERAGE NUMBER OF SHARES AND
                    EARNINGS USED IN PER SHARE COMPUTATIONS

     The weighted average number of shares of common stock outstanding as follows:

                                                                           (IN THOUSANDS)
                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                        1996             1995
                                                                       ------           ------
Weighted average number of shares of common stock outstanding....      97,888           94,137
                                                                       ======           ======

     Income used in the computation of earnings per share was as follows:

                                                                     (IN THOUSANDS, EXCEPT PER
                                                                              SHARE)
                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                     -------------------------
                                                                      1996              1995
                                                                     -------           -------
Net income.....................................................      $26,445           $26,016
Dividends paid on preferred stocks.............................         (131)             (131)
                                                                     -------           -------
Income used in per share computation of earnings and in per
  share computation of earnings assuming full dilution.........      $26,314           $25,885
                                                                     =======           =======
Earnings per share.............................................      $  0.27           $  0.27

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